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               CONSENT OF RIDDELL, WILLIAMS, BULLITT & WALKINSHAW

     We consent to the references to our firm in the Registration Statement of Shurgard Storage Centers, Inc. on Form S-4 (File No. 33-57047).


RIDDELL, WILLIAMS, BULLITT & WALKINSHAW

Seattle, Washington
January 25, 1995